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                                                                     Exhibit 4.5

                                PLEDGE AGREEMENT

         PLEDGE AGREEMENT, dated as of November 25, 1998 (the "AGREEMENT"), among K N Energy, Inc., a Kansas corporation (the "COMPANY"), The Chase Manhattan Trust Company, National Association, located in Pittsburgh, Pennsylvania, not individually but solely as collateral agent (in such capacity, together with its successors in such capacity, the "COLLATERAL AGENT") and, in its individual capacity, as "securities intermediary" (as defined in Section 8-102(a)(14) of the UCC (as hereinafter defined) and in 31 C.F.R. Section 357.2, as amended (in such capacity, together with its successors in such capacity, the "SECURITIES INTERMEDIARY")) in respect of the Collateral Account (as hereinafter defined) and for any Treasury Securities (as hereinafter defined) credited to the Collateral Account, and U.S. Bank Trust National Association, not individually but solely as purchase contract agent and as attorney-in-fact of the Holders (as defined in the Purchase Contract Agreement as hereinafter defined) from time to time of the Securities (as hereinafter defined) (in such capacity, together with its successors in such capacity, the "PURCHASE CONTRACT AGENT") under the Purchase Contract Agreement (as hereinafter defined).

                                    RECITALS

         The Company and the Purchase Contract Agent are parties to the Purchase Contract Agreement, dated as of the date hereof (as modified and supplemented and in effect from time to time, the "PURCHASE CONTRACT AGREEMENT"), pursuant to which there will be issued 8.25% Premium Equity Participating Security Units (as further defined in the Purchase Contract Agreement, the "SECURITIES" and each a "SECURITY").

         Each Security consists of (a) one Purchase Contract (as defined in the Purchase Contract Agreement) and (b) Treasury Securities (as defined in the Purchase Contract Agreement) having a principal amount equal to $43 (the "STATED AMOUNT"), subject to the pledge of such Treasury Securities created hereby.

         The Company has caused the Underwriters (as defined in the Purchase Contract Agreement) to purchase the Treasury Securities for the benefit of Holders, to be settled on November 30, 1998, with the proceeds of the offering of the Securities and other funds to be provided by the Company. The Company will cause the Underwriters to transfer such Treasury Securities to the Holders as a part of the Securities.

         Pursuant to the terms of the Purchase Contract Agreement and the Purchase Contracts, the Holders from time to time of the Securities have
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authorized the Purchase Contract Agent, as attorney-in-fact of such Holders, among other things to execute and deliver this Agreement on behalf of such Holders and to grant the pledge provided hereby of the Treasury Securities constituting part of such Securities as provided herein and subject to the terms hereof.

         Accordingly, the Company, the Collateral Agent, the Securities Intermediary and the Purchase Contract Agent, on its own behalf and as attorney-in-fact of the Holders from time to time of the Securities, agree as follows:

         SECTION 1. Definitions. Capitalized terms used herein and not otherwise defined have the meanings specified in the Purchase Contract Agreement. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

              (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular; and

              (b) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

         "AGREEMENT" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

         "APPLICABLE TREASURY REGULATIONS" means Subpart O - Book-Entry Procedure of Title 31 of the Code of Federal Regulations (31 C.F.R. Section
306.115 et seq.) and any other regulations of the United States Treasury Department from time to time applicable to the transfer or pledge of book-entry U.S. Treasury Securities, including, without limitation, the regulations set forth in 31 CFR Part 357.

         "COLLATERAL" has the meaning specified in Section 2 hereof.

         "COLLATERAL ACCOUNT" means the securities account of the Collateral Agent maintained at the Securities Intermediary and designated "The Chase Manhattan Trust Company, National Association, as Collateral Agent of K N Energy, Inc., as pledgee of U.S. Bank Trust National Association, as Purchase Contract Agent".

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         "OPINION OF COUNSEL" means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company and who shall be reasonably acceptable to the Collateral Agent.

         "PLEDGE" has the meaning specified in Section 2 hereof.

         "PLEDGED TREASURY SECURITIES" has the meaning specified in Section 2 hereof.

         "SECURITIES INTERMEDIARY" has the meaning specified in the first paragraph of this instrument.

         "UCC" has the meaning specified in Section 6 hereof.

         SECTION 2. The Pledge. Each Holder from time to time of any Securities, acting through the Purchase Contract Agent as such Holder's attorney-in-fact, hereby pledges and grants to the Collateral Agent for the benefit of the Company, as collateral security for the performance when due by such Holder of such Holder's obligations under the Purchase Contracts comprising a portion of such Securities, a security interest in all right, title and interest of such Holder in the Treasury Securities (including Treasury Securities delivered in substitution therefor pursuant to Section 4.03 of the Purchase Contract Agreement) comprising a portion of such Securities, the Collateral Account, all funds, securities, security entitlements, financial assets, investment property and other property of any kind from time to time credited to the Collateral Account, all security entitlements in respect of any of the foregoing and all proceeds of any of the foregoing (collectively, the "COLLATERAL"). Concurrently with the issuance and delivery of the Securities, Morgan Stanley & Co. Incorporated, as representative of the Underwriters, shall cause (i) the Treasury Securities to be credited to an account of the Securities Intermediary at the Federal Reserve Bank of New York by Federal Reserve Bank-Wire and (ii) the Securities Intermediary to credit the Treasury Securities to the Collateral Account, in each case in accordance with Applicable Treasury Regulations and the UCC and pursuant to instructions from the Purchase Contract Agent on behalf of the Holders. The pledge provided in this Section 2 is herein referred to as the "PLEDGE" and the Treasury Securities subject to the Pledge, excluding any Treasury Securities released from the Pledge as provided in Section 5 hereof, are hereinafter referred to as the "PLEDGED TREASURY SECURITIES." Subject to the Pledge, and to the provisions of Article 4 of the Purchase Contract Agreement, the Holders from time to time of the Securities shall have full beneficial ownership of the Treasury Securities credited to the Collateral Account and all security entitlements (as defined in 31 C.F.R. Section 357.2 or Article 8 of the UCC or any similar provision of the law of any State)) in respect thereof.


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         Notwithstanding any other provision of this Agreement, the Securities
Intermediary hereby agrees that (a) it will comply with "entitlement orders" (within the meaning of Section 8-102(a)(8) of the UCC or any similar provision of the law of any other State) with respect to the Collateral Account, financial assets credited thereto and security entitlements in respect of any of the foregoing issued by the Collateral Agent without further consent by the Purchase Contract Agent or any Holder and (b) it hereby waives any right of set-off or recoupment that it may have with respect to, and any lien, security interest or other encumbrance it may have on, the Collateral Account, any financial asset credited thereto and any security entitlement in respect of any of the foregoing. The Purchase Contract Agent, for itself and for each Holder from time to time of any Security, hereby consents to such agreement. The Securities Intermediary hereby represents and warrants that (a) it has not entered into, and hereby agrees that until the termination of the Purchase Contract Agreement it will not enter into, (i) any agreement in connection with or arising under the Collateral, the Collateral Account or this Agreement with any of the parties hereto specifying any jurisdiction other than the State of New York as the securities intermediary's jurisdiction for purposes of, without limitation, the UCC, or (ii) any agreement pursuant to which it has agreed to comply with entitlement orders with respect to the Collateral Account, any financial asset credited thereto and any security entitlement in respect of any of the foregoing issued by any Person other than the Collateral Agent, (b) the Collateral Account is a "securities account" as defined in Section 8-501(a) of the UCC and (c) the Securities Intermediary is a "securities intermediary" as defined in Section 8-102(a)(14) of the UCC.

         The Securities Intermediary, the Collateral Agent, the Company and the Purchase Contract Agent, for itself and as attorney-in-fact on behalf of the Holders from time to time of the Securities, hereby agree that all securities, security entitlements, cash balances and other property or assets of any kind or nature credited at any time to the Collateral Account shall, to the fullest extent permitted under applicable law, be treated as financial assets within the meaning of Article 8 of the UCC and any similar provision of the law of any other State.

         SECTION 3. Distribution of Principal and Interest. All payments of principal of, or interest on, any Treasury Notes corresponding to Treasury Securities constituting part of the Securities received by the Collateral Agent shall be paid by the Collateral Agent by wire transfer in same day funds no later than 12:00 noon, New York City time on the Business Day such payment is received by the Collateral Agent (provided that in the event such payment is received by the Collateral Agent on a day that is not a Business Day or after 11:30 a.m., New York City time, on a Business Day, then such payment shall be made no later than 10:00 a.m., New York City time, on the next succeeding Business Day) (i) in the case of (A) interest payments and (B) any principal payments with respect to any


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Treasury Notes corresponding to Treasury Securities that have been released from the Pledge pursuant to Section 4 or 5 hereof, to the Purchase Contract Agent to the account designated by it for such purpose and (ii) in the case of principal payments on any Treasury Notes corresponding to Pledged Treasury Securities, the Purchase Contract Agent on behalf of the Holders hereby directs the Collateral Agent to make such payments to the Company, in full satisfaction of the respective obligations of the Holders of the Securities of which such Pledged Treasury Securities are a part under the Purchase Contracts forming a part of such Securities.

         All payments of principal of any Treasury Strips corresponding to Treasury Securities constituting part of the Securities received by the Collateral Agent shall be paid by the Collateral Agent by wire transfer in same day funds no later than 12:00 noon, New York City time, on the Final Settlement Date (i) in the case of any principal payments with respect to any Treasury Strips corresponding to Treasury Securities that have been released from the Pledge pursuant to Section 5 hereof, to the Purchase Contract Agent to the account designated by it for such purpose and (ii) in the case of principal payments on any Treasury Strips corresponding to Pledged Treasury Securities, the Purchase Contract Agent on behalf of the Holders hereby directs the Collateral Agent to make such payments to the Company, in full satisfaction of the respective obligations of the Holders of the Securities of which such Pledged Treasury Securities are a part under the Purchase Contracts forming a part of such Securities. If the Collateral Agent receives any principal payment on any Treasury Strips corresponding to Treasury Securities constituting part of the Securities prior to the Final Settlement Date, the Collateral Agent shall hold such payment until the Final Settlement Date uninvested, as Collateral, and shall have no liability to the Company, any Holder or any other Person for interest or other compensation thereon.

         All such payments received by the Purchase Contract Agent as provided herein shall be applied by the Purchase Contract Agent pursuant to the provisions of the Purchase Contract Agreement. If, notwithstanding the foregoing, the Purchase Contract Agent shall receive any payments of principal on account of any Treasury Notes or Treasury Strips corresponding to Pledged Treasury Securities, the Purchase Contract Agent shall hold the same as trustee of an express trust for the benefit of the Company (and promptly deliver over to the Company) for application to the obligations of the Holders of the Securities of which such Treasury Securities are a part under the Purchase Contracts relating to the Securities of which such Treasury Securities are a part, and such Holders shall acquire no right, title or interest in any such payments of principal so received.

         SECTION 4. Substitution of Collateral. (a) Subject to and upon compliance with the provisions of Section 4.03 of the Purchase Contract


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Agreement, at any time prior to November 15, 2001, the Holder of any Coupon
Securities may, in integral multiples of 1,000 Securities, substitute as Collateral Zero-Coupon Treasury Securities for the Coupon Treasury Securities forming a part thereof, thereby forming Zero-Coupon Securities ("COLLATERAL SUBSTITUTION") as provided in the Purchase Contract Agreement. In order to exercise the right to effect Collateral Substitution with respect to any Coupon Securities, the Holder of the Security Certificate evidencing such Securities shall (i) deposit with the Collateral Agent Zero-Coupon Treasury Securities having an aggregate principal amount equal to the aggregate Stated Amount of such Securities by causing (A) such Zero-Coupon Treasury Securities to be credited to an account of the Securities Intermediary at the Federal Reserve Bank of New York by Federal Reserve Bank-Wire and (B) the Securities Intermediary to credit such Zero-Coupon Treasury Securities to the Collateral Account, and (ii) comply with the other provisions of Section 4.03 of the Purchase Contract Agreement. Following a Collateral Substitution, the Zero-Coupon Treasury Securities deposited with the Collateral Agent shall constitute Collateral. Any Collateral Substitution shall not constitute a novation of the security interest created hereby.

          (b) Upon written notice to the Collateral Agent by the Purchase Contract Agent that one or more Holders have elected to effect Collateral Substitution with respect to such Securities in accordance with the terms of this Agreement and the Purchase Contract Agreement (setting forth the number of such Securities as to which such Holders have elected to effect Collateral Substitution), and that all conditions to such Collateral Substitution have been satisfied, then the Company shall direct the Collateral Agent to release from the Pledge and transfer to the Purchase Contract Agent, free and clear of any lien, pledge or security interest created by or arising through it as the Collateral Agent or Securities Intermediary hereunder, Coupon Treasury Securities with a principal amount equal to the product of (i) the Stated Amount times (ii) the number of such Securities as to which such Holders have elected to effect Collateral Substitution (provided that no such transfer shall take place prior to December 1, 1998).

          (c) Transfers of Coupon Treasury Securities pursuant to Section 4(b) shall be by Federal Reserve Bank-Wire or in another appropriate manner for credit to the securities account designated by the Purchase Contract Agent, (i) if the Collateral Agent shall have received such notification at or prior to 10:00 a.m. New York City time on a Business Day, then no later than the close of business for the Federal Reserve Bank of New York on such Business Day and (ii) if the Collateral Agent shall have received such notification on a day that is not a Business Day or after 10:00 a.m. New York City time on a Business Day, then no later than 10:00 a.m. New York City time on the next succeeding Business Day.


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         SECTION 5. Release of Pledged Treasury Securities. (a) Upon written notice to the Collateral Agent by the Company or the Purchase Contract Agent that there has occurred a Termination Event, the Collateral Agent shall release all Pledged Treasury Securities from the Pledge and shall transfer all such Treasury Securities, free and clear of any lien, pledge or security interest created by or arising through it as the Collateral Agent or Securities Intermediary hereunder, to the Purchase Contract Agent.

         If such Termination Event shall result from the Company's becoming a debtor under the Bankruptcy Code, and if the Collateral Agent shall for any reason fail immediately to effectuate the release and transfer of all Pledged Treasury Securities as provided by this Section 5(a), the Purchase Contract Agent shall, subject to Section 7(j), (i) use its best efforts to obtain an opinion of a nationally recognized law firm reasonably acceptable to the Collateral Agent to the effect that the Collateral Agent will not, as a result of the Company's being the debtor in such a bankruptcy case, be prohibited from releasing or transferring the Treasury Securities as provided in this Section 5(a), and shall deliver such opinion to the Collateral Agent within ten days after the occurrence of such Termination Event, and if (x) the Purchase Contract Agent shall be unable to obtain such opinion within ten days after the occurrence of such Termination Event or (y) the Collateral Agent shall continue, after delivery of such opinion, to refuse to effectuate the release and transfer of all Pledged Treasury Securities as provided in this Section 5(a), then the Purchase Contract Agent shall within fifteen days after the occurrence of such Termination Event commence an action or proceeding in the court with jurisdiction of the Company's case under the Bankruptcy Code seeking an order requiring the Collateral Agent to effectuate the release and transfer of all Pledged Treasury Securities as provided by this Section 5(a) or (ii) commence an action or proceeding like that described in clause (i)(y) above within ten days after the occurrence of such Termination Event.

          (b) Upon written notice to the Collateral Agent by the Purchase Contract Agent that one or more Holders have elected to effect Early Settlement of their respective obligations under the Purchase Contracts forming a part of such Securities in accordance with the terms of the Purchase Contracts and the Purchase Contract Agreement (setting forth the number of such Purchase Contracts as to which such Holders have elected to effect Early Settlement), and that the Purchase Contract Agent has received from such Holders, and paid to the Company, the related Early Settlement Amounts pursuant to the terms of the Purchase Contracts and the Purchase Contract Agreement and that all conditions to such Early Settlement have been satisfied, then the Company shall direct the Collateral Agent to release from the Pledge and transfer to the Purchase Contract Agent, free and clear of any lien, pledge or security interest created hereby, Treasury Securities with a principal amount equal to the product of (i) the Stated


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Amount times (ii) the number of such Purchase Contracts as to which such Holders have elected to effect Early Settlement (provided that no such transfer shall take place prior to December 1, 1998).

          (c) Transfers of Treasury Securities pursuant to Section 5(a) or 5(b) shall be by Federal Reserve Bank-Wire or in another appropriate manner for credit to the securities account designated by the Purchase Contract Agent, (i) if the Collateral Agent shall have received such notification at or prior to 10:00 a.m. New York City time on a Business Day, then no later than the close of business for the Federal Reserve Bank of New York on such Business Day and (ii) if the Collateral Agent shall have received such notification on a day that is not a Business Day or after 10:00 a.m. New York City time on a Business Day, then no later than 10:00 a.m. New York City time on the next succeeding Business Day.

         SECTION 6. Rights and Remedies. (a) The Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code as in effect in the State of New York (the "UCC") (whether or not the UCC is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted.

          (b) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, in the event the Collateral Agent is unable to make payments to the Company on account of principal payments of any Treasury Notes or Treasury Strips as provided in Section 3 hereof in satisfaction of the obligations of the Holder of the Securities of which the corresponding Pledged Treasury Securities are a part under the Purchase Contracts forming a part of such Securities, the Collateral Agent shall have and may exercise, with reference to such Pledged Treasury Securities and such obligations of such Holder, any and all of the rights and remedies available to a secured party under the UCC after default by a debtor, and as otherwise granted herein or under any other law.

          (c) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, the Collateral Agent is hereby irrevocably authorized to receive and collect all payments of principal of or interest on the Pledged Treasury Securities.

          (d) The Purchase Contract Agent agrees that, from time to time, (upon the written request of either the Company or the Collateral Agent) it shall take all actions necessary, including the filing of UCC financing statements and continuation statements, to create and maintain a perfected security interest in the Collateral for the Collateral Agent and the Purchase Contract Agent shall execute


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and deliver such further documents and do such other acts and things as are necessary or as the Collateral Agent may reasonably request in order to maintain the Pledge, and the perfection and priority thereof, and to confirm the rights of the Collateral Agent hereunder.

         SECTION 7. The Collateral Agent, the Securities Intermediary and the Purchase Contract Agent. It is hereby agreed as follows:

          (a) Appointment, Powers and Immunities. The Collateral Agent shall act as agent for the Company hereunder with such powers as are specifically vested in the Collateral Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Collateral Agent: (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants or obligations shall be inferred from this Agreement against the Collateral Agent, nor shall the Collateral Agent be bound by the provisions of any agreement by any party hereto beyond the specific terms hereof; (b) shall not be responsible for any recitals contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by it under, this Agreement, the Securities or the Purchase Contract Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Collateral, this Agreement (other than as against the Collateral Agent), the Securities or the Purchase Contract Agreement or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person (except the Collateral Agent) to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder (except pursuant to directions furnished under Section 7(b)); (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith or therewith, except for its own negligence; and (e) shall not be required to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder. Subject to the foregoing, during the term of this Agreement, the Collateral Agent shall take all reasonable action in connection with the safe keeping and preservation of the Collateral hereunder.

         No provision of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder. In no event shall the Collateral Agent be liable for any amount in excess of the value of the Collateral, and the Collateral Agent shall not be liable for loss of interest or penalties occasioned by a liquidation of Collateral prior to its maturity. The Collateral Agent shall have no duty or responsibility to do tax reporting to or on behalf of Holders.


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          (b) Instructions of the Company. The Company shall have the right, by one or more instruments in writing executed and delivered to the Collateral Agent, to direct the time, method and place of conducting any proceeding for any right or remedy available to the Collateral Agent, or of exercising any power conferred on the Collateral Agent, or to direct the taking or refraining from taking of any action authorized by this Agreement; provided, however, that (i) such direction shall not conflict with the provisions of any law or of this Agreement and (ii) the Collateral Agent shall be adequately indemnified as provided herein. Nothing in this Section 7(b) shall impair the right of the Collateral Agent in its discretion to take any action or omit to take any action that it deems proper and that is not inconsistent with such direction.

          (c) Reliance by Collateral Agent and Securities Intermediary. The Collateral Agent and the Securities Intermediary shall be entitled to rely upon any certification, order, judgment, opinion, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) reasonably believed by them to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons (without being required to determine the correctness of any fact stated therein), and upon advice and statements of legal counsel and other experts selected by the Collateral Agent or the Securities Intermediary, as the case may be. As to any matters not expressly provided for by this Agreement, the Collateral Agent and Securities Intermediary shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by the Company in accordance with this Agreement. The Collateral Agent shall not be liable for any action taken or omitted by it in good faith unless a court of competent jurisdiction determines that the Collateral Agent's willful misconduct was the primary cause of a loss to the Company. In the administration of this Agreement, the Collateral Agent may execute any of its powers and perform its duties hereunder directly or through agents or attorneys and may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Collateral Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons selected by it in good faith.

          (d) Rights in Other Capacities. The Collateral Agent, the Securities Intermediary and their respective affiliates may (without having to account therefor to the Company) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Purchase Contract Agent and any Holder (and any of their subsidiaries or affiliates) as if it were not acting as the Securities Intermediary or Collateral Agent, as the case may be, and the Collateral Agent, the Securities Intermediary and their respective affiliates may accept fees and other consideration from the


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Purchase Contract Agent and any Holder without having to account for the same to the Company, provided that the Collateral Agent and Securities Intermediary hereby represent, covenant and agree with the Company that neither the Securities Intermediary nor the Collateral Agent has accepted, received or permitted there to be created in its favor, and neither the Securities Intermediary nor the Collateral Agent will accept, receive or permit there to be created in its favor, any security interest, lien or other encumbrance of any kind in or upon the Collateral.

          (e) Non-Reliance on Collateral Agent. Neither the Securities Intermediary nor the Collateral Agent shall be required to keep itself informed as to the performance or observance by the Purchase Contract Agent or any Holder of this Agreement, the Purchase Contract Agreement, the Securities or any other document referred to or provided for herein or therein or to inspect the properties or books of the Purchase Contract Agent or any Holder. Neither the Securities Intermediary nor the Collateral Agent shall have any duty or responsibility to provide the Company with any credit or other information concerning the affairs, financial condition or business of the Purchase Contract Agent or any Holder (or any of their affiliates) that may come into the possession of the Collateral Agent, the Securities Intermediary or any of their respective affiliates. Neither the Collateral Agent nor the Securities Intermediary shall have any responsibility for the filing of UCC financing statements or continuation statements.

          (f) Compensation and Indemnity. The Company agrees: (i) to pay the Collateral Agent and the Securities Intermediary (which for purposes of this paragraph (f) shall include their officers, directors, employees and agents) from time to time reasonable compensation for all services rendered by them hereunder, (ii) to indemnify each of the Purchase Contract Agent, the Securities Intermediary and the Collateral Agent for, and to hold it harmless against, any loss, liability or expense (including out-of-pocket incidental expenses and allocated costs and expenses of in-house counsel and legal staff) incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of its powers and duties under this Agreement, including the costs and expenses (including reasonable fees and expenses of counsel) of defending itself against any claim or liability or any other costs in connection with the exercise or performance of such powers and duties (this indemnity shall survive the resignation or removal of the Collateral Agent and the termination of this Agreement) and (iii) to pay, upon receipt of an invoice, the fees and expenses of counsel to the Collateral Agent on the date of the execution of this Agreement in connection with the preparation, execution and delivery of this Agreement and related documentation.

          (g) Failure to Act. In the event of any ambiguity in the provisions of this Agreement or any dispute between or conflicting claims by or among the


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parties hereto and/or any other Person with respect to any funds or property deposited, or in which a lien or security interest is granted, hereunder, the Collateral Agent shall be entitled, at its sole option, to refuse to comply with any and all claims, demands or instructions with respect to such property or funds so long as such dispute or conflict shall continue, and the Collateral Agent shall not be or become liable in any way to any of the parties hereto for its failure or refusal to comply with such conflicting claims, demands or instructions. The Collateral Agent shall be entitled to refuse to act until either (i) such conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in a writing, satisfactory to the Collateral Agent or (ii) the Collateral Agent shall have received security or an indemnity satisfactory to the Collateral Agent sufficient to save the Collateral Agent harmless from and against any and all loss, liability or expense that the Collateral Agent may incur by reason of its acting. The Collateral Agent may in addition elect to commence an interpleader action or seek other judicial relief or orders as the Collateral Agent may deem necessary. Notwithstanding anything contained herein to the contrary, the Collateral Agent shall not be required to take any action that is in its opinion contrary to law or to the terms of this Agreement, or that would in its opinion subject it or any of its officers, employees or directors to liability.

          (h) Resignation of Collateral Agent. Subject to the appointment and acceptance of a successor Collateral Agent as provided below, (a) the Collateral Agent may resign at any time by giving notice thereof to the Company and the Purchase Contract Agent, (b) the Collateral Agent may be removed at any time by the Company and (c) if the Collateral Agent fails to perform any of its material obligations hereunder in any material respect for a period of not less than 20 days after receiving written notice of such failure by the Purchase Contract Agent and such failure shall be continuing, the Collateral Agent may be removed by the Purchase Contract Agent. The Purchase Contract Agent shall promptly notify the Company of any removal of the Collateral Agent pursuant to clause (c) of the immediately preceding sentence. Upon any such resignation or removal, the Company shall have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Collateral Agent's giving of notice of resignation or such removal, then the retiring Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent. The Collateral Agent shall be a bank that has an office in New York, New York, and that has a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall take all appropriate action to transfer any money and property held by it hereunder (including the Pledged Treasury Securities and any other Collateral) to such successor Collateral Agent. Such successor Collateral Agent shall also become, and shall succeed to and become vested with all the rights, powers, privileges and duties of, the Securities Intermediary. The retiring Collateral Agent shall, upon such succession, be discharged from its duties and obligations as Collateral Agent hereunder. After any retiring Collateral Agent's resignation hereunder as Collateral Agent, the provisions of this Section 7 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent.

         Promptly following the removal or resignation of the Collateral Agent the Company shall give written notice thereof to Moody's Investors Service, Inc.

         Any corporation or association into which the Collateral Agent and Securities Intermediary in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Collateral Agent and Securities Intermediary in its individual capacity shall be a party, or any corporation or association to which all or substantially all the corporate trust business of the Collateral Agent and Securities Intermediary in its individual capacity may be sold or otherwise transferred, shall be the Collateral Agent and Securities Intermediary hereunder without further act. Promptly thereafter, however, the successor Collateral Agent and Securities Intermediary shall notify the Company and the Purchase Contract Agent of their succession.

          (i) Limitation on Liability. Anything in this Agreement to the contrary notwithstanding, in no event shall the Collateral Agent or Securities Intermediary or its respective officers, employees or agents be liable under this Agreement to any third party for indirect, special, punitive, or consequential loss or damage of any kind whatsoever, including lost profits, whether or not the likelihood of such loss or damage was known to the Collateral Agent or Securities Intermediary, or any of them.

          (j) The Purchase Contract Agent. The duties and responsibilities of the Purchase Contract Agent under this Agreement shall in each case be governed by Article 7 of the Purchase Contract Agreement.

          SECTION 8. Amendment.

          (a) Amendment Without Consent of Holders. Without the consent of any Holders, the Company, the Collateral Agent, the Securities Intermediary and the Purchase Contract Agent, at any time and from time to time, may amend this

Agreement, in form satisfactory to the Company, the Collateral Agent, the Securities Intermediary and the Purchase Contract Agent, for any of the following purposes:

              (i) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company; or

              (ii) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

              (iii) to evidence and provide for the acceptance of appointment hereunder by a successor Collateral Agent or Purchase Contract Agent; or

              (iv) to make any of the following changes with respect to the Treasury Securities underlying a Security (A) from a Treasury Note or a Treasury Strip, as the case may be, to a security entitlement in respect thereof, (B) from a security entitlement in respect of a Treasury Note or a Treasury Strip, as the case may be, to a Treasury Note or a Treasury Strip, as the case may be, or (C) from a security entitlement in respect of one securities account to a security entitlement in respect of another securities account, whether or not with the same securities intermediary; or

              (v) to cure any ambiguity, to correct or supplement any provisions herein that may be inconsistent with any other such provisions herein, or to make any other provisions with respect to such matters or questions arising under this Agreement, provided such action shall not adversely affect the interests of the Holders.

         (b) Amendment With Consent of Holders. With the consent of the Holders of not less than 66 2/3% in Stated Amount of the Outstanding Securities, by Act of said Holders delivered to the Company, the Purchase Contract Agent, the Securities Intermediary and the Collateral Agent, the Company, when authorized by a Board Resolution, the Purchase Contract Agent, the Securities Intermediary and the Collateral Agent may amend this Agreement for the purpose of modifying in any manner the provisions of this Agreement or the rights of the Holders in respect of the Securities; provided, however, that no such amendment shall, without the consent of the Holder of each Outstanding Security affected thereby,

              (i) change any Payment Date;

              (ii) change the amount or type (other than a change of the type described in Section 8(a)(iv)) of Treasury Securities underlying a Security, impair the right of the Holder of any Security to receive interest payments on the Coupon Treasury Securities underlying Coupon Securities or otherwise adversely affect the Holder's rights in or to any such Treasury Securities;

              (iii) impair the right to institute suit for the enforcement of any Purchase Contract;

              (iv) otherwise effect any action that would require the consent of the Holder of each Outstanding Security affected thereby pursuant to the Purchase Contract Agreement if such action were effected by an agreement supplemental thereto; or

              (v) reduce the percentage of Outstanding Securities the consent of whose Holders is required for any such amendment.

         Notwithstanding the foregoing, if any amendment hereto would modify only the terms of the Coupon Securities or the Zero-Coupon Securities, or would modify the rights of Holders of only Coupon Securities or Zero-Coupon Securities, then only Holders of Coupon Securities or Zero-Coupon Securities, as the case may be, shall be entitled to consent or withhold consent with respect thereto, and, with the consent of the Holders of not less than 66 2/3% in Stated Amount of the Outstanding Securities that are Coupon Securities or Zero-Coupon Securities, as the case may be, by Act of said Holders delivered to the Company, the Purchase Contract Agent, the Securities Intermediary and the Collateral Agent, the Company, when authorized by a Board Resolution, the Purchase Contract Agent, the Securities Intermediary and the Collateral Agent may enter to such amendment hereto.

         It shall not be necessary for any Act of Holders under this Section 8(b) approve the particular form of any proposed amendment, but it shall be sufficient if such Act shall approve the substance thereof.

          (c) Execution of Amendments. In executing any amendment permitted by this Section, the Collateral Agent and the Purchase Contract Agent shall be entitled to receive and (subject to Section 7(a) hereof, with respect to the Collateral Agent, and Section 7.01 of the Purchase Contract Agreement, with respect to the Purchase Contract Agent) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and applicable law and that all conditions precedent to such execution and delivery have been satisfied.

          (d) Effect of Amendments. Upon the execution of any amendment under this Section, this Agreement shall be modified in accordance therewith, and such amendment shall form a part of this Agreement for all purposes; and every Holder of Security Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered under the Purchase Contract Agreement shall be bound thereby.

          (e) Reference to Amendments. Security Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any amendment pursuant to this Section may, and shall if required by the Collateral Agent or the Purchase Contract Agent, bear a notation in form approved by the Purchase Contract Agent and/or the Collateral Agent, as the case may be, as to any matter provided for in such amendment. If the Company shall so determine, new Security Certificates so modified as to conform, in the opinion of the Purchase Contract Agent and the Company, to any such amendment may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent in accordance with the Purchase Contract Agreement in exchange for Outstanding Security Certificates.

          SECTION 9.  Miscellaneous.

          (a) No Waiver. No failure on the part of the Collateral Agent or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

         (b) Governing Law. THIS AGREEMENT, THE COLLATERAL ACCOUNT, AND PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION AND THE PRIORITY OF THE SECURITY INTEREST IN THE COLLATERAL (INCLUDING ANY TREASURY NOTES OR TREASURY STRIPS OR ANY SECURITY ENTITLEMENT WITH RESPECT THERETO) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE SECURITIES INTERMEDIARY'S JURISDICTION WILL BE THE STATE OF NEW YORK FOR PURPOSES OF 31 C.F.R. Section 357.11(b), AS AMENDED, THE UCC AND ANY SIMILAR STATE LAW. The Company, the Collateral Agent, the Securities Intermediary, and the Holders from time to time of the Securities, acting through the Purchase Contract Agent as their attorney-in-fact, hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in the Borough of Manhattan in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company, the Collateral Agent, the Securities Intermediary, and the Holders from time to time of the Securities, acting through the Purchase Contract Agent as their attorney-in-fact, irrevocably waive, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          (c) Notices. All notices, requests, consents and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to the other parties. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

          (d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Collateral Agent, the Securities Intermediary and the Purchase Contract Agent, and the Holders from time to time of the Securities, by their acceptance of the same, shall be deemed to have agreed to be bound by the provisions hereof and to have ratified the agreements of, and the grant of the Pledge hereunder by, the Purchase Contract Agent.

          (e) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

          (f) Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

          (g) Expenses, etc. The Company agrees to reimburse the Collateral Agent for: (i) all reasonable out-of-pocket costs and expenses of the Collateral Agent (including, without limitation, the reasonable fees and expenses of counsel to the Collateral Agent), in connection with (A) the negotiation, preparation, execution and delivery or performance of this Agreement and any amendments hereto and (B) any modification, supplement or waiver of any of the terms of this Agreement; (ii) all reasonable costs and expenses of the Collateral Agent (including, without limitation, reasonable fees and expenses of counsel) in connection with (A) any enforcement or proceedings resulting or incurred in connection with causing any Holder to satisfy its obligations under the Purchase Contracts forming a part of the Securities and (B) the enforcement of this Section 9(g); and (iii) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other document referred to herein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated hereby.

          (h) Security Interest Absolute. All rights of the Collateral Agent and security interests hereunder, and all obligations of the Holders from time to time of the Securities hereunder, shall be absolute and unconditional irrespective of:

              (i) any lack of validity or enforceability of any provision of the Purchase Contracts or the Securities or any other agreement or instrument relating thereto;

              (ii) any change in the time, manner or place of payment of, or any other term of, or any increase in the amount of, all or any of the obligations of Holders under the related Purchase Contracts, or any other amendment or waiver of any term of, or any consent to any departure from any requirement of, the Purchase Contract Agreement or any Purchase Contract or any other agreement or instrument relating thereto; or

              (iii) any other circumstance that might otherwise constitute a defense available to, or discharge of, a borrower, a guarantor or a pledgor.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                            K N ENERGY, INC.


                                            By: __________________________

                                                  Name:
                                                  Title:



                                            Address for Notices:
                                            370 Van Gordon Street
                                            Lakewood, Colorado 80228-1740
                                            Attention: Treasurer
                                            Telecopy: (303) 763-3155

                                            U.S. BANK TRUST NATIONAL
                                            ASSOCIATION,
                                              as Purchase Contract Agent
                                              and as attorney-in-fact of the
                                              Holders from time to time of the
                                              Securities


                                            By: __________________________
                                                  Name:
                                                  Title:

                                            Address for Notices:
                                            111 East Wacker Drive
                                            Suite 3000
                                            Chicago, IL 60601
                                            Attention: Corporate Trust Services
                                                       Division - K N Energy
                                            Telecopy: (312) 228-9401

                                            THE CHASE MANHATTAN TRUST
                                            COMPANY, NATIONAL ASSOCIATION,
                                                  as Collateral Agent


                                            By: __________________________
                                                  Name:
                                                  Title:


                                            Address for Notices:

                                            One Oxford Centre
                                            301 Grant Street
                                            Suite #1100
                                            Pittsburgh, Pennsylvania 15219
                                            Tel: (412) 291-2017
                                            Fax: (412) 456-5568


                                            Attention: Global Trust Department

                                            THE CHASE MANHATTAN TRUST
                                            COMPANY, NATIONAL ASSOCIATION
                                                  in its individual capacity as
                                                  Securities Intermediary


                                            By:_____________________________

                                                  Name:

                                            Address for Notices:
                                            One Oxford Centre
                                            301 Grant Street
                                            Suite #1100
                                            Pittsburgh, Pennsylvania 15219
                                            Tel: (412) 291-2017
                                            Fax: (412) 456-5568